Exhibit 99.1
UNITED NATURAL FOODS, INC.
PROVIDES BUSINESS UPDATE
Providence, RI - July 16, 2025 -- United Natural Foods, Inc. (NYSE: UNFI) (the “Company” or “UNFI”) today provided a business update, including a revised full-year outlook for its fiscal 2025 (52 weeks ending August 2, 2025).

Highlights
•Management to host call discussing revised outlook and business update today at 8:30 a.m. ET
•Revised outlook reflects strong performance for first three quarters of fiscal year as well as the estimated impact of previously disclosed cyber incident. Previously disclosed performance through the third quarter vs. prior year:
◦Net sales increased 5.5%
◦Net loss improved by $44 million dollars; EPS improved by $0.75
◦Adjusted EBITDA(1) increased by 16%
◦Operating cash flow increased to $310 million
◦Free cash flow(1) increased to $153 million
•Company continues to have high confidence in multi-year strategy and expects to realize previously announced long-term financial targets at an accelerated pace compared to its initial targets
◦Expect to reduce net leverage(1) to nearly 2.5x by year-end fiscal 2026; around a year earlier than initially projected

“We are grateful to our customers, suppliers, and associates for their resilience and collaboration as we worked through a challenging period for all of us. With our operations returning to more normalized levels, we remain focused on adding value for our customers and suppliers while becoming a more efficient and effective partner,” said Sandy Douglas, UNFI’s CEO.

“With a proven multi-year strategy and consistent execution through the third quarter of fiscal 2025, we are confident in our underlying momentum and our ability to achieve our multi-year financial targets at an accelerated pace compared to the initial targets we communicated in October 2024.”
Updated Fiscal 2025 Outlook(2)
The Company is updating its full-year outlook to reflect its strong performance for the first three fiscal quarters of 2025 and the estimated costs and charges associated with the previously disclosed cyber incident. The Company estimates that the cyber incident will impact fiscal 2025 net sales by approximately $350 to $400 million, net (loss) income by $50 to $60 million, which includes the estimated tax impact, and adjusted EBITDA by approximately $40 to $50 million. These estimates do not reflect the benefit of anticipated insurance proceeds, which the Company expects will be adequate for the incident. The Company does not currently expect a meaningful operational or financial impact beyond the fourth quarter of fiscal 2025 aside from insurance reimbursement.

Fiscal Year Ending August 2, 2025 (52 weeks)	Previous Full Year Outlook	Updated Full Year Outlook	Updated Midpoint	Fiscal Year Ending August 3, 2024 (53 weeks) (2)	Percent Change 2025 vs 2024
Net sales ($ in billions)	$31.3 - $31.7	$31.6 - $31.8	$31.7	$31.0	2.3%
Net (loss) income ($ in millions)	$(80) - $(55)	$(115) - $(90)
(Loss) earnings per diluted share (EPS) (3)	$(1.30) - $(0.90)	$(1.85) - $(1.45)
Adjusted EPS (1)(3)(4)(5)	$0.70 - $0.90	$0.40 - $0.80	$0.60	$0.14	N/M
Adjusted EBITDA (1)(4) ($ in millions)	$550 - $580	$535 - $565	$550	$518	6.2%
Capital and cloud implementation expenditures (1)(6) ($ in millions)	~ $300	~ $250	~ $250	$370	(32.4)%
Free cash flow (1)(6) ($ in millions)	> $150	~ $200	~ $200	$(92)	N/M
(1)See additional information at the end of this release regarding non-GAAP financial measures. Net leverage refers to Net debt to Adjusted EBITDA leverage ratio.
(2)The outlook provided above is for fiscal 2025 only. The outlook is forward-looking, is based on management’s current estimates and expectations and is subject to a number of risks, including many that are outside of management's control. See cautionary Safe Harbor Statement below. Fiscal 2024 was a 53 week year. Net sales for fiscal 2024 were $30.4 billion on a comparable 52-week basis, excluding an approximate $582 million benefit from the additional week in fiscal 2024. Adjusted EBITDA for fiscal 2024 included an approximate $10 million benefit from the additional week in fiscal 2024. The estimated contribution from the additional week is calculated by subtracting one-fifth of the respective metrics for the last five-week period within the 14-week fourth quarter of fiscal 2024, as disclosed in the Company’s press release from October 1, 2024.
(3)(Loss) earnings per share amounts as presented include rounding.
(4)The Company is unable to provide a full reconciliation for outlook to the most comparable GAAP measure without unreasonable effort due to the difficulty in predicting the amounts for certain adjustment items.
(5)The Company uses an adjusted effective tax rate in calculating Adjusted EPS. The outlook for Adjusted EPS currently reflects a tax rate of 20%. The Company is unable to provide a full reconciliation to the most comparable GAAP measure without unreasonable effort due to the difficulty in predicting the amounts for certain adjustment items.
(6)The components of capital and cloud implementation expenditures for fiscal 2025 will be primarily dependent on the nature of certain contracts to be executed. As such, the Company is unable to reconcile the outlook for free cash flow as well as capital and cloud implementation expenditures in fiscal 2025 to the most directly comparable financial measures calculated in accordance with GAAP.

Conference Call and Webcast

The Company has scheduled a conference call and audio webcast for today, Wednesday, July 16, 2025 at 8:30 a.m. ET to provide a business update and to discuss the Company’s revised outlook. A webcast of the conference call (and supplemental materials) will be available to the public, on a listen only basis, via the internet at the Investors section of the Company’s website www.unfi.com. The call can also be accessed at (800) 715-9871 (conference ID 5462932). An online archive of the webcast (and supplemental materials) will be available for 120 days.

About United Natural Foods

UNFI is North America’s premier grocery wholesaler delivering the widest variety of fresh, branded, and owned brand products to more than 30,000 locations throughout North America, including natural product superstores, independent retailers, conventional supermarket chains, eCommerce providers, and foodservice customers. UNFI also provides a broad range of value-added services and segmented marketing expertise, including proprietary technology, data, market insights, and shelf management to help customers and suppliers build their businesses and brands. As the largest full-service grocery partner in North America, UNFI is committed to building a food system that is better for all and is uniquely positioned to deliver great food, more choices, and fresh thinking to customers. To learn more about how UNFI is delivering value for its stakeholders, visit www.unfi.com.

INVESTOR CONTACTS:
Steve Bloomquist
Vice President, Investor Relations
952-828-4144 sbloomquist@unfi.com

Kristyn Farahmand
Chief Strategy Officer
612-439-6625 kristyn.farahmand@unfi.com

Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995: Statements in this press release regarding the Company’s business that are not historical facts are “forward-looking statements” that involve risks and uncertainties and are based on current expectations and management estimates; actual results may differ materially. The risks and uncertainties which could impact these statements are described in the Company’s filings under the Securities Exchange Act of 1934, as amended, including under the section entitled “Risk Factors” in the Company’s annual report on Form 10-K for the year ended August 3, 2024 filed with the Securities and Exchange Commission (the “SEC”) on October 1, 2024 and other filings the Company makes with the SEC, and include, but are not limited to, our dependence on principal customers; the relatively low margins of our business, which are sensitive to inflationary and deflationary pressures and intense competition, including as a result of the continuing consolidation of retailers and the growth of consumer choices for grocery and consumable purchases; our ability to realize the anticipated benefits of our strategic initiatives; changes in relationships with our suppliers; our ability to operate, and rely on third parties to operate, reliable and secure technology systems, and the effectiveness of the Company’s business continuity plans in response to an incident impacting the Company’s technology systems, such as the unauthorized incident on its technology systems; labor and other workforce shortages and challenges; the addition or loss of significant customers or material changes to our relationships with these customers; our ability to realize anticipated benefits of strategic transactions; our ability to continue to grow sales, including of our higher margin natural and organic foods and non-food products; our ability to maintain sufficient volume in our wholesale distribution and services businesses to support our operating infrastructure; our ability to access additional capital; increases in healthcare, pension and other costs under our single employer benefit plan and multiemployer benefit plans; the potential for additional asset impairment charges; our sensitivity to general economic conditions including inflation, tariff policy and changes in disposable income levels and consumer purchasing habits; our ability to timely and successfully deploy our warehouse management system throughout our distribution centers and our transportation management system across the Company and to achieve efficiencies and cost savings from these efforts; the potential for disruptions in our supply chain or our distribution capabilities from circumstances beyond our control, including due to lack of long-term contracts, severe weather, labor shortages or work stoppages or otherwise; moderated supplier promotional activity, including decreased forward buying opportunities; union-organizing activities that could cause labor relations difficulties and increased costs; our ability to maintain food quality and safety; and volatility in fuel costs. Any forward-looking statements are made pursuant to the Private Securities Litigation Reform Act of 1995 and, as such, speak only as of the date made. The Company is not undertaking to update any information in the foregoing reports until the effective date of its future reports required by applicable laws. Any estimates of future results of operations are based on a number of assumptions, many of which are outside the Company’s control and should not be construed in any manner as a guarantee that such results will in fact occur. These estimates are subject to change and could differ materially from final reported results. The Company may from time to time update these publicly announced estimates, but it is not obligated to do so.

Non-GAAP Financial Measures: To supplement the financial information presented on a U.S. generally accepted accounting principles (“GAAP”) basis, the Company has included in this press release the non-GAAP financial measures Adjusted EBITDA, adjusted earnings per diluted common share (“Adjusted EPS”), adjusted effective tax rate, free cash flow, net debt to Adjusted EBITDA leverage ratio and Capital and cloud implementation expenditures. Adjusted EBITDA is a consolidated measure which the Company reconciles by adding Net (loss) income including noncontrolling interests, less Net income attributable to noncontrolling interests, plus Non-operating income and expenses, including Net periodic benefit income, excluding service cost, Interest expense, net and Other (income) expense, net, plus (Benefit) provision for income taxes and Depreciation and amortization all calculated in accordance with GAAP, plus adjustments for Share-based compensation, non-cash LIFO charge or benefit, Restructuring, acquisition and integration related expenses, Goodwill impairment charges, Loss (gain) on sale of assets and other asset charges, certain legal charges and gains, and certain other non-cash charges or other items, as determined by management. Adjusted EPS is a consolidated measure, which the Company reconciles by adding Net income attributable to UNFI plus the LIFO charge or benefit, Goodwill impairment benefits and charges, Restructuring, acquisition, and integration related expenses, gains and losses on sales of assets, certain legal charges and gains, surplus property depreciation and interest expense, losses on debt extinguishment, the impact of diluted shares when GAAP earnings is presented as a loss and non-GAAP earnings represent income, and the tax impact of adjustments and the adjusted effective tax rate, which tax impact is calculated using the adjusted effective tax rate, and certain other non-cash charges or items, as determined by management. The adjusted effective tax rate is calculated based on adjusted net income before tax and excludes the potential impact of changes to uncertain tax positions, valuation allowances, tax impacts related to the vesting of share-based compensation awards and discrete GAAP tax items which could impact the comparability of the operational effective tax rate. Free cash flow is defined as net cash provided by operating activities less payments for capital expenditures. Net debt to Adjusted EBITDA leverage ratio is defined as the total carrying value of the Company’s outstanding short- and long-term debt and finance lease liabilities less net cash and cash equivalents, the sum of which is divided by the trailing four quarters Adjusted EBITDA. Capital and cloud implementation expenditures is defined as the sum of payments for capital expenditures and cloud technology implementation expenditures.

The reconciliation of these non-GAAP financial measures to their comparable GAAP financial measures and the calculation of net debt to Adjusted EBITDA leverage are presented in the tables appearing below, where practicable. The presentation of non-GAAP financial measures is not intended to be considered in isolation or as a substitute for any measure prepared in accordance with GAAP. The Company believes that presenting Adjusted EBITDA and Adjusted EPS aids in making period-to-period comparisons, assessing the performance of the Company’s business and understanding the underlying operating performance and core business trends by excluding certain adjustments not expected to recur in the normal course of business or that are not meaningful indicators of actual and estimated operating performance. The Company believes that providing the adjusted effective tax rate gives investors a meaningful, consistent comparison of the Company’s effective tax rate on ongoing operations. The inclusion of free cash flow assists investors in understanding the cash generating ability of the Company separate from cash generated by the sale of assets. Net debt to Adjusted EBITDA leverage ratio is a commonly used metric that assists investors in understanding and evaluating the Company’s capital structure and changes to its capital structure over time. The Company believes that providing capital and cloud implementation expenditures provides investors with better visibility into the Company's total investment expenditures. The components of capital and cloud implementation expenditures for fiscal 2025 will be primarily dependent on the nature of certain contracts to be executed. Management utilizes and plans to utilize these non-GAAP financial measures to compare the Company’s operating performance during fiscal 2025 to the comparable periods in fiscal 2024 and to internally prepared projections. These non-GAAP financial measures may differ from similarly titled measures of other companies.

SUPPLEMENTAL NON-GAAP FINANCIAL INFORMATION (unaudited)
UNITED NATURAL FOODS, INC.

Reconciliation of Net loss including noncontrolling interests to Adjusted EBITDA (unaudited)

	39-Week Period Ended
(in millions)	May 3, 2025	April 27, 2024	Percent Change
Net loss including noncontrolling interests	$(29)	$(73)
Adjustments to net loss including noncontrolling interests:
Less net income attributable to noncontrolling interests	(2)	(2)
Net periodic benefit income, excluding service cost	(15)	(11)
Interest expense, net	110	112
Other income, net	(3)	(2)
Benefit for income taxes	(16)	(20)
Depreciation and amortization	242	228
Share-based compensation	28	26
LIFO charge	5	19
Restructuring, acquisition and integration related expenses	35	17
Loss on sale of assets and other asset charges (1)	39	37
Business transformation costs (2)	40	40
Other adjustments (3)	2	4
Adjusted EBITDA	$436	$375	16%
(1)Fiscal 2025 primarily includes a $24 million non-cash asset impairment charge related to a distribution center in our East region. Fiscal 2024 primarily includes a $21 million non-cash asset impairment charge related to one of our corporate-owned office locations and a $7 million non-cash asset impairment charge related to the decision to close certain retail store locations.
(2)Reflects costs associated with business transformation initiatives, primarily including third-party consulting costs and licensing costs, and third-party professional service fees related to the board-led financial review and strategic initiatives, all of which are included within Operating expenses in the Condensed Consolidated Statements of Operations.
(3)Fiscal 2025 primarily reflects certain estimated accrued legal-related costs, which are included within Operating expenses in the Condensed Consolidated Statements of Operations. Fiscal 2024 primarily reflects third-party professional service fees related to shareholder negotiations, which are included within Operating expenses in the Condensed Consolidated Statements of Operations.

Reconciliation of Net loss including noncontrolling interests to Adjusted EBITDA (unaudited)

Fiscal Year Ended
(in millions)	August 3, 2024 (53 weeks)
Net loss including noncontrolling interests	$(110)
Adjustments to net loss including noncontrolling interests:
Less net income attributable to noncontrolling interests	(2)
Net periodic benefit income, excluding service cost	(15)
Interest expense, net	162
Other income, net	(2)
Benefit for income taxes	(27)
Depreciation and amortization	319
Share-based compensation	37
LIFO charge	7
Restructuring, acquisition and integration related expenses(1)	36
Loss on sale of assets and other asset charges(2)	57
Business transformation costs(3)	52
Other adjustments(4)	4
Adjusted EBITDA(5)	$518
(1)Fiscal 2024 primarily reflects costs associated with certain employee severance.
(2)Fiscal 2024 primarily includes a $21 million non-cash asset impairment charge related to one of our corporate-owned office locations in the first quarter of fiscal 2024, a $7 million non-cash asset impairment charge related to the decision to close certain retail store locations in the third quarter of fiscal 2024, a $15 million non-cash impairment charge related to the decision to close certain leased and owned distribution center locations in the fourth quarter of fiscal 2024 and $21 million in losses on the sales of receivables under the accounts receivable monetization program.
(3)Reflects costs associated with business transformation initiatives, primarily including third-party consulting costs and licensing costs, and third-party professional service fees related to the board-led financial review in fiscal 2024, all of which are included within Operating expenses in the Consolidated Statements of Operations.
(4)Primarily reflects third-party professional service fees related to shareholder negotiations in the first quarter of fiscal 2024.
(5)Adjusted EBITDA includes an estimated $10 million benefit from the additional 53rd week in fiscal 2024.

Reconciliation of Net loss attributable to United Natural Foods, Inc. to Adjusted net income and Adjusted EPS (unaudited)

Fiscal Year Ended
(in millions, except per share amounts)	August 3, 2024 (53 weeks)
Net loss attributable to United Natural Foods, Inc.	$(112)
Restructuring, acquisition, and integration related expenses(1)	36
Loss on sale of assets and other asset charges other than losses on sales of receivables(2)	36
LIFO charge	7
Surplus property depreciation and interest expense(3)	5
Loss on debt extinguishment	10
Business transformation costs(4)	52
Other adjustments(5)	4
Tax impact of adjustments and adjusted effective tax rate(6)	(29)
Adjusted net income	$9

Diluted weighted average shares outstanding	60.4
Adjusted EPS(7)	$0.14

(1)Fiscal 2024 primarily reflects costs associated with certain employee severance.
(2)Loss on sale of assets and other asset charges, as reflected here, does not include losses on sales of receivables under the accounts receivable monetization program, which are included in Loss on sale of assets and other asset charges on the Consolidated Statements of Operations and are not adjusted in the calculation of Adjusted EPS. Fiscal 2024 primarily includes a $21 million non-cash asset impairment charge related to one of our corporate-owned office locations in the first quarter of fiscal 2024, a $7 million non-cash asset impairment charge related to the decision to close certain retail store locations in the third quarter of fiscal 2024 and a $15 million non-cash impairment charge related to the decision to close certain leased and owned distribution center locations in the fourth quarter of fiscal 2024.
(3)Reflects surplus, non-operating property depreciation and interest expense.
(4)Reflects costs associated with business transformation initiatives, primarily including third-party consulting costs and licensing costs, and third-party professional service fees related to the board-led financial review in fiscal 2024, all of which are included within Operating expenses in the Consolidated Statements of Operations.
(5)Primarily reflects third-party professional service fees related to shareholder negotiations in the first quarter of fiscal 2024.
(6)Represents the tax effect of the pre-tax adjustments using an adjusted effective tax rate. The adjusted effective tax rate is calculated based on adjusted net income before tax, and its impact reflects the exclusion of changes to uncertain tax positions, valuation allowances, tax impacts related to the vesting of share-based compensation awards and discrete GAAP tax items which could impact the comparability of the operational effective tax rate. The Company believes using this adjusted effective tax rate will provide better consistency across the interim reporting periods since each of these discrete items can cause volatility in the GAAP tax rate that is not indicative of the true operations of the Company. By providing this non-GAAP measure, management intends to provide investors with a meaningful, consistent comparison of the Company’s effective tax rate on ongoing operations.
(7)Adjusted earnings per share amount is calculated using actual unrounded figures.

Reconciliation of Net cash provided by operating activities to Free cash flow (unaudited)

	39-Week Period Ended	Fiscal Year Ended
(in millions)	May 3, 2025	August 3, 2024 (53 weeks)
Net cash provided by operating activities	$310	$253
Payments for capital expenditures	(157)	(345)
Free cash flow	$153	$(92)

Reconciliation of Payments for capital expenditures to Capital and cloud implementation expenditures (unaudited)

Fiscal Year Ended
(in millions)	August 3, 2024 (53 weeks)
Payments for capital expenditures	$345
Cloud technology implementation expenditures (1)	25
Capital and cloud implementation expenditures (2)	$370
(1)Cloud technology implementation expenditures are included in operating activities in the Consolidated Statements of Cash Flows.
(2)Certain amounts in fiscal 2024 have been reclassified from Cloud technology implementation expenditures to Payments for capital expenditures. These reclassifications had no impact on total Capital and cloud implementation expenditures, or on prior year reported amounts.
Reconciliation of actual 2024 U.S. GAAP effective tax rate to adjusted effective tax rate (unaudited)

Actual Fiscal 2024
U.S. GAAP effective tax rate	20%
Discrete quarterly recognition of GAAP items (1)	20%
Tax impact of other charges and adjustments (2)	(24)%
Changes in valuation allowances (3)	5%
Other (4)	—%
Adjusted effective tax rate (4)	21%
(1)Reflects changes in tax laws, uncertain tax positions, the tax impacts related to the exercise of share-based compensation awards and any prior-year deferred tax or payable adjustments. This includes prior-year Internal Revenue Service or other tax jurisdiction audit adjustments.
(2)Reflects the tax impact of pre-tax adjustments that are excluded from pre-tax income when calculating Adjusted EPS.
(3)Reflects changes in valuation allowances related to changes in judgment regarding the realizability of deferred tax assets or current year operations.
(4)The Company establishes an estimated adjusted effective tax rate at the beginning of the fiscal year based on the best available information. The Company re-evaluates its estimated adjusted effective tax rate as appropriate throughout the year and adjusts for any material changes. The actual adjusted effective tax rate at the end of the fiscal year is based on actual results and accordingly may differ from the estimated adjusted effective tax rate used during the year.